SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]            Preliminary Information Statement

[  ]            Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]            Definitive Information Statement

JNL Series Trust

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]            No fee required.

[ ]            Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)            Title of each class of securities to which transaction applies:
(2)            Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]            Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)            Amount Previously Paid:
(2)            Form, Schedule or Registration Statement No.:
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(4)            Date Filed:

Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the "Trust"), your purchase payments and the earnings on such purchase payments under your variable contracts ("Variable Contracts") issued by Jackson National Life Insurance Company ("Jackson") or Jackson National Life Insurance Company of New York ("Jackson NY") are invested in sub-accounts of separate accounts established by Jackson or Jackson NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust ("Information Statement") may be read to include you as an owner of a Variable Contract.

The Information Statement describes certain events and transactions that have been deemed to result in an "assignment" of the current Investment Sub-Advisory Agreement among Jackson National Asset Management, LLC ("JNAM" or "Adviser") and Red Rocks Capital, LLC ("Red Rocks").

The Information Statement is furnished to shareholders of the Red Rocks Fund on behalf of the Board of Trustees (the "Trustees" or the "Board") of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Annuity and Life Service Center), 1-800-599-5651 (NY Annuity and Life Service Center), 1-800-777-7779 (for contracts purchased through a bank or financial institution) or 1-888-464-7779 (for NY contracts purchased through a bank or financial institution), by writing JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814 or by visiting www.jackson.com.

Sincerely,

Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

Information Statement To Shareholders Regarding:

JNL Series Trust

JNL/Red Rocks Listed Private Equity Fund

September 11, 2015

Table Of Contents

Information Statement
Page

I.	Introduction

II.	Investment Sub-Advisory Agreement with Red Rocks

III.	Description of Red Rocks

IV.	Other Investment Companies Advised By Red Rocks

V.	Evaluation by the Board of Trustees

VI.	Additional Information

VII.	Other Matters

Exhibit A	Investment Sub-Advisory Agreement Between Jackson National Asset management, LLC and Red Rocks Capital, LLC dated July 31, 2015	A-1

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.            INTRODUCTION

JNL Series Trust (the "Trust"), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended ("1940 Act").  The Trust currently offers shares in 99 series (the "Funds").

As investment adviser to the Funds, Jackson National Asset Management, LLC ("JNAM" or "Adviser") selects, contracts with, and compensates investment sub-advisers ("Sub-Advisers") to manage the investment and reinvestment of the assets of certain Funds.  JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the "Board").  JNAM is a wholly owned subsidiary of Jackson National Life Insurance Company ("Jackson"), which, in turn, is wholly owned by Prudential plc, a publicly traded company incorporated in the United Kingdom.  Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America.  Jackson National Life Distributors LLC ("JNLD"), an affiliate of the Trust and the Adviser, is the principal underwriter for the Trust.

The purpose of this Information Statement is to provide you with information about the sub-advisory arrangement between JNAM and Red Rocks Capital, LLC ("Red Rocks" or "Sub-Adviser"), the sub-adviser for the JNL/Red Rocks Listed Private Equity Fund (the "Red Rocks Fund"), and certain events and transactions that have been deemed to result in an "assignment" of the Investment Sub-Advisory Agreement, dated December 1, 2012, as amended, between JNAM and Red Rocks (the "Original Sub-Advisory Agreement"), as the term "assignment" is defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act") and the 1940 Act.  This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the "Order") granted to the Trust and JNAM by the Securities and Exchange Commission (the "SEC").

The Order permits the Adviser to enter into sub-advisory agreements with sub-advisers that are not affiliates of the Adviser (other than by reason of serving as a sub-adviser to a Fund) without shareholder approval.  The Adviser, therefore, is able to change unaffiliated sub-advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval.  The Order requires that notice and certain information be sent to shareholders of a Fund informing them of a change in a Fund's sub-adviser.

On April 6, 2015, Red Rocks and its members (as sellers) entered into a Unit Purchase Agreement ("Agreement") with ALPS Advisors, Inc., as purchaser ("ALPS") and, solely to guarantee ALPS' obligations under the Agreement, ALPS' parent company, DST Systems, Inc. ("DST") pursuant to which ALPS agreed to acquire all of the membership unites of Red Rocks. The closing was contingent on the satisfaction or waiver of customary conditions to closing including, without limitation, (a) bring‐down of representations and warranties, (b) absence of material adverse changes; (c) receipt of all consents including without limitation approvals of boards of directors/trustees and shareholders of registered funds; and (d) delivery of new advisory agreements, as applicable. The closing was also contingent on Red Rocks advisory clients and licensees of its indices meeting a minimum asset threshold. The closing under the Agreement (the "Red Rocks Transaction") occurred on July 31, 2015, and on such date Red Rocks became a wholly‐owned subsidiary of ALPS. Located in Denver, Colorado, ALPS Advisors is a wholly owned subsidiary of ALPS Holdings, Inc. ("ALPS Holdings").  ALPS Holdings, through its affiliates, provides a wide range of fund services, including fund accounting, transfer agency, shareholder services, active distribution, legal, tax and compliance services.

The Red Rocks Transaction is not expected to result in changes to the personnel responsible for managing the Red Rocks Fund. However, as a result of this transaction, which closed on July 31, 2015, the Original Sub-Advisory Agreement terminated. This is because the 1940 Act, which regulates investment companies such as the Red Rocks Fund, requires investment advisory agreements to terminate automatically when there is a "change of control" of the investment adviser or sub-adviser. The Red Rocks Transaction, which changed the ownership of Red Rocks' investment advisory business, is considered a "change of control" of Red Rocks.

As a result of the "change of control" of Red Rocks and the resulting termination of the Original Sub-Advisory Agreement, a new investment sub-advisory agreement was required. At a quarterly meeting of the Board held on June 2-3, 2015, the Board, including the Trustees who are not "interested persons" (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Trust, JNAM, and Red Rocks (the "Independent Trustees"), approved a new Investment Sub-Advisory Agreement between JNAM and Red Rocks to be effective upon the closing of the Red Rocks Transaction on July 31, 2015 (the "Red Rocks Sub-Advisory Agreement").

Section 15(f) of the 1940 Act

Red Rocks has agreed to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive "safe harbor" for an investment company's adviser or any affiliated persons of the adviser to receive any amount or benefit in connection with a change of control of the investment adviser as long as two conditions are met. First, for a period of three years after the change of control, at least 75% of the directors of the investment company must not be interested persons of the adviser or the predecessor adviser. Second, there must not be any "unfair burden" imposed on the investment company as a result of the transaction or any express or implied terms, conditions or understandings relating to the transaction. Section 15(f) defines "unfair burden" to include any arrangement during the two-year period after the transaction in which the adviser or predecessor adviser, or any interested person of the adviser or predecessor adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company).  Red Rocks informed the Board and the Adviser that, after reasonable inquiry, it is not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on the Red Rocks Fund as a result of the transaction.

            This Information Statement is being provided to the contract owners of the Red Rocks Fund as of August 31, 2015.  It will be mailed on or about September 11, 2015.

II.            Investment Sub-Advisory Agreement With Red Rocks

Red Rocks served as sub-adviser to the Red Rocks Fund pursuant to the Original Sub-Advisory Agreement, which was approved by the Board at a meeting held on November 27-28, 2012 and most recently approved at a meeting held on August 26-27, 2014.

The Red Rocks Transaction resulted in an "assignment" and, therefore, an automatic termination of the Original Sub-Advisory Agreement. JNAM recommended, and the Board subsequently approved, the Red Rocks Sub-Advisory Agreement to be effective upon closing of the Red Rocks Transaction. The Board approved the Red Rocks Sub-Advisory Agreement at a meeting held on June 2-3, 2015.  Please refer to Exhibit A for the Red Rocks Sub-Advisory Agreement.  Pursuant to the Order, you are not required to approve the Red Rocks Sub-Advisory Agreement because Red Rocks is not affiliated with JNAM.  On July 31, 2015, the Red Rocks Sub-Advisory Agreement took effect.

The material terms of the Red Rocks Sub-Advisory Agreement between JNAM and Red Rocks for the Red Rocks Fund are similar to the Original Sub-Advisory Agreement.  The Red Rocks Sub-Advisory Agreement provides that it will remain in effect until September 30, 2016, and thereafter only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually at a meeting called for that purpose.  The Red Rocks Sub-Advisory Agreement can be terminated at any time, without the payment of any penalty, on sixty days' written notice by the Board, the Adviser or Red Rocks.  The Red Rocks Sub-Advisory Agreement also terminates automatically in the event of its assignment.

The Red Rocks Sub-Advisory Agreement generally provides that Red Rocks, its officers, directors, employees, agents or affiliates will not be subject to any liability to JNAM, the Red Rocks Fund or the Trust's Trustees, officers, employees, agents, or affiliates for any error of judgment or mistake of law or for any loss suffered by the Red Rocks Fund in connection with the performance of Red Rocks' duties, except for a loss resulting from willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or obligations.  The material terms of the Red Rocks Sub-Advisory Agreement between JNAM and Red Rocks for the Red Rocks Fund are similar to the Original Sub-Advisory Agreement.

No changes have been made to the investment objectives, principal investment strategies or advisory and sub-advisory fees of the Red Rocks Fund.

The change in control of Red Rocks will not increase any fee or expense to be paid by the Red Rocks Fund.  The advisory fees for the Red Rocks Fund did not change.  The Red Rocks Fund pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/Red Rocks Listed Private Equity Fund
Advisory Fee Rates Before and After the Change in Control
Average Daily Net Assets	Annual Rate
$0 to $200 million	0.85%
Over $200 million	0.80%

The sub-advisory fee rate paid by the Adviser to Red Rocks is the same under the Original Sub-Advisory Agreement and the Red Rocks Sub-Advisory Agreement.  JNAM pays Red Rocks a sub-advisory fee equal to a percentage of the Red Rocks Fund's average daily net assets based on the following schedule:

JNL/Red Rocks Listed Private Equity Fund
Sub-Advisory Fee Rates Before and After the Change in Control*
Average Daily Net Assets	Annual Rate
$0 to $200 million	0.57%
$200 million to $500 million	0.52%
Over $500 million	0.47%

* At a meeting held on August 18-19, 2015, the Board of Trustees of the Red Rocks Fund approved an additional breakpoint to the Fund's sub-advisory fee schedule so that effective October 1, 2015 the annual rate for assets over $1 billion will be 0.45%.

The following table sets forth the aggregate amount of advisory fees paid by the Red Rocks Fund from Red Rocks Fund's operations for the one-year period ended December 31, 2014. The aggregate rate of advisory fees to be paid to JNAM will not change as a result of the change in control of Red Rocks.

Fund Name	Actual Fees
JNL/Red Rocks Listed Private Equity Fund	$7,281,409

For the one-year period through December 31, 2014, JNAM paid Red Rocks $4,569,078 in sub-advisory fees for its services to the Red Rocks Fund.

III.            Description Of Red Rocks

Red Rocks, is located at 25188 Genesee Trail Road, Suite 250, Golden, Colorado 80401. Red Rocks is the creator, manager and owner of the Listed Private Equity Index, International Listed Private Equity Index and Global Listed Private Equity Index. Red Rocks also has extensive investment experience and has developed proprietary research on the universe of Listed Private Equity Companies and intends to select Listed Private Equity Companies for the Fund, and their respective weightings within the Fund, based upon a variety of criteria, including: valuation metrics and methodology, financial data, historical performance, management, concentration of underlying assets, liquidity and the need for diversification among underlying assets (i.e., industry sectors, geographic locations, stage of investment and vintage year).

Executive/Principal Officers, Directors, and General Partners of Red Rocks:

Names	Principal Address	Title
Adam Goldman	25188 Genesee Trail Road Suite 250 Golden, CO 80401	Senior Vice President, Portfolio Manager
Mark S. Sunderhuse	25188 Genesee Trail Road Suite 250 Golden, CO 80401	Senior Vice President, Portfolio Manager
Matthew R. Luoma	25188 Genesee Trail Road Suite 250 Golden, CO 80401	Chief Financial Officer, Chief Compliance Officer
Thomas A. Carter	1290 Broadway Suite 1100 Denver, CO 80203	President
ALPS Advisors, Inc.	1290 Broadway Suite 1100 Denver, CO 80203	General Partner, Parent
Gregg Wm. Givens	333 West 11th Street 5th Floor Kansas City, MO 64105	Vice President/Treasurer/Assistant Secretary
Randall D. Young	333 West 11th Street 5th Floor Kansas City, MO 64105	Secretary
Douglas W. Fleming	1290 Broadway Suite 1100 Denver, CO 80203	Assistant Treasurer
Aisha J. Hunt	1290 Broadway Suite 1100 Denver, CO 80203	Assistant Secretary

As the sub-adviser to the Red Rocks Fund, Red Rocks provides the Red Rocks Fund with investment research, advice, and supervision and manages the Red Rocks Fund's portfolio consistent with its investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Red Rock Fund's current Prospectus.  The principal risks of investing in the Red Rocks Fund are discussed in the Fund's Prospectus under the heading "Principal Risks of Investing in the Fund."

As of August 31, 2015 [to be updated], no Trustee or officer of the Trust were officers, employees, directors, general partners or shareholders of Red Rocks, and no Trustee or officer of the Trust owned securities or had any other material direct or indirect interest in Red Rocks or any other entity controlling, controlled by or under common control with Red Rocks. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2014, the beginning of the Trust's most recently completed fiscal year, or in any material proposed transactions, to which Red Rocks, any parent or subsidiary of Red Rocks, or any subsidiary of the parent of such entities was or is to be a party.

JNL/Red Rocks Listed Private Equity Fund

The Red Rocks Fund is managed by Adam Goldman and Mark Sunderhuse. Adam Goldman is a Co-Founder and Managing Director of Red Rocks, from 2003 to the present. Previously, he served as a General Partner and Managing Director in four separate venture funds with Centennial Ventures, Denver, Colorado, investing and managing approximately $1 billion in committed capital from 1992 through 2002. Mark Sunderhuse is a Co-Founder and Managing Director of Red Rocks, from 2003 to the present.  Previously, he was a Portfolio Manager and Partner with Berger Financial, in Denver, Colorado, from 1998 to 2001.

IV.            Other Investment Companies Advised By Red Rocks

Red Rocks currently acts as sub-adviser to the ALPS/Red Rocks Listed Private Equity Fund  and the ALPS/Red Rocks Listed Private Equity Portfolio  (the "Comparable Red Rocks Funds"), which have similar investment objectives and policies to those of the Red Rocks Fund. As of June 30, 2015 the ALPS/Red Rocks Listed Private Equity Fund and the ALPS/Red Rocks Listed Private Equity Portfolio had $509,988,672 and $1,443,296, respectively, in net assets. Pursuant to the financial arrangement with the Comparable Red Rocks Funds, the sub- adviser and the sponsor share in the management fee and fund expenses.  Red Rocks' realized fee is currently estimated at 57 basis points for the ALPS/Red Rocks Listed Private Equity Fund and 57 basis points for the ALPS/Red Rocks Listed Private Equity Portfolio.

V.            Evaluation By The Board Of Trustees

The Board oversees the management of the Red Rocks Fund and, after the expiration of the initial term of the Red Rocks Fund's sub-advisory agreement, determines annually whether to continue such agreement, as required by law.

At a meeting held on June 2-3, 2015, the Board, including all of the Independent Trustees, considered information relating to the Red Rocks Sub-Advisory Agreement for the Red Rocks Fund between the Adviser and the Sub-Adviser.  The Board previously approved the Original Sub-Advisory Agreement at a Board meeting held on August 26-27, 2014.  The Adviser recommended approving the Red Rocks Sub-Advisory Agreement in anticipation of the "change of control" at Red Rocks and the resulting automatic termination of the Original Sub-Advisory Agreement due to the Red Rocks Transaction.  The Adviser asked the Board to approve a new, similar agreement with the Sub-Adviser to be effective upon the termination of the Original Sub-Advisory Agreement.  In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Red Rocks Sub-Advisory Agreement.  The Board received information from the Adviser and Red Rocks responding to the Board's requests and met in person to review and consider this information.  The Board also considered information it received throughout the year and relevant information provided at previous meetings.  In addition, the Board met via teleconference with representatives of Red Rocks at the meeting and extensively discussed in detail with those representatives the Red Rocks Transaction and Red Rocks' operational and business plans post the Red Rocks Transaction.  The Board reviewed this information in detail and asked questions to, and received responses from, management, Red Rocks, and the Adviser on such information.  At the conclusion of the Board's discussion, the Board approved the Red Rocks Sub-Advisory Agreement, to be effective upon the termination of the Original Sub-Advisory Agreement.

As requested by the Board, the Sub-Adviser provided information related to the following factors:  (1) the nature, quality and extent of the services the Sub-Adviser has provided under the Original Sub-Advisory Agreement and would provide under the Red Rocks Sub-Advisory Agreement, (2) the historical results for the Red Rocks Fund, (3) the cost of the services of the Sub-Adviser and comparative expense information, (4) whether economies of scale may be realized as the Red Rocks Fund grows and whether the fee structure is designed to provide economies of scale for the Red Rocks Fund's investors, (5) the profits the Sub-Adviser derives from its relationship with the Red Rocks Fund, and (6) other "fall-out" benefits that could be realized by the Sub-Adviser (i.e., ancillary benefits derived by the Sub-Adviser, or any of its affiliates, from its relationship with the Red Rocks Fund).  In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board's decision to approve the Red Rocks Sub-Advisory Agreement.

Before approving the Red Rocks Sub-Advisory Agreement, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by the Sub-Adviser, the oral presentation by representatives of Red Rocks, as well as the terms of the Red Rocks Sub-Advisory Agreement.  Based on its evaluation of those materials, the Board, including the interested and Independent Trustees, concluded that the Red Rocks Sub-Advisory Agreement is in the best interests of the shareholders of the Red Rocks Fund. In reaching its conclusions, the Board considered numerous matters, including the following:

Nature, Quality and Extent of Services

The Board examined the nature, quality and extent of the services provided, and to be provided, by the Adviser and the Sub-Adviser.

The Board considered the investment sub-advisory services provided, and to be provided, by the Sub-Adviser.  The Board noted the Adviser's evaluation of the Sub-Adviser, as well as the Adviser's recommendation, based on its review of the Sub-Adviser, to approve the Red Rocks Sub-Advisory Agreement.

The Board reviewed the qualifications and background of the Sub-Adviser's portfolio managers who are responsible for the day-to-day management of the Red Rocks Fund and noted that the portfolio managers would not change in connection with the change in control.  The Board reviewed information pertaining to the Sub-Adviser's proposed new organizational structure, senior management, financial stability, investment operations and other relevant information.  The Board considered the due diligence review undertaken by the Trust's Chief Compliance Officer ("CCO") on the proposed Red Rocks structure.

Based on the foregoing, the Board concluded that the Red Rocks Fund is likely to benefit from the nature, extent and quality of the services to be provided by its Sub-Adviser under the Red Rocks Sub-Advisory Agreement.

Investment Performance of the Fund and the Sub-Adviser

The Board considered the performance of the Red Rocks Fund.  The Board noted that the Red Rocks Fund's inception date was October 6, 2008, and that the Red Rocks Fund has outperformed its benchmark, S&P Listed Private Equity Index, for the one-, three- and five-year periods ended December 31, 2014.  The Board concluded that it would be in the best interests of the Red Rocks Fund and its shareholders to approve the Red Rocks Sub-Advisory Agreement for the Red Rocks Fund based on its performance since inception.

Costs of Services

The Board reviewed the fees paid, and proposed to be paid, by the Adviser to the Sub-Adviser.  Using information provided by an independent data service, the Board evaluated the Red Rocks Fund's fees and expenses, including its sub-advisory fees compared to the average sub-advisory fees for other funds similar in size, character and investment strategy (the "peer group"), as well as fees charged by the Sub-Adviser to similar clients. However, the Board noted that the Red Rocks Fund's sub-advisory fee would be paid by the Adviser (not the Red Rocks Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Red Rocks Fund's total expense ratio.  The Board considered that the Red Rocks Fund's advisory fee and sub-advisory fee are higher than the Red Rocks Fund's peer group averages. The Board also noted that the Red Rocks Fund's total expense ratio is 0.15% basis points higher than its peer group average. The Board concluded that the fees are appropriate in light of the services provided and that it would be in the best interests of the Red Rocks Fund and its shareholders to approve the Red Rocks Sub-Advisory Agreement.

Economies of Scale

The Board considered the Adviser's and Red Rocks' representations regarding economies of scale and noted that the Sub-Adviser's sub-advisory fee included breakpoints; however, the Board also acknowledged that because the sub-advisory fee was negotiated at arms' length between the Adviser and the Sub-Adviser and is not an expense of the Red Rocks Fund, any breakpoints in the sub-advisory fee may only benefit the Red Rocks Fund indirectly through potential breakpoints in the advisory fee.  The Board noted that the Adviser's advisory fee for the Red Rocks Fund also included breakpoints and concluded that those breakpoints in some measure share economies of scale with shareholders.

Profitability

The Board considered information concerning the costs incurred and profits realized by the Sub-Adviser. The Board determined that the profits realized by the Sub-Adviser were not unreasonable.

Other Benefits to the Sub-Adviser

In evaluating the benefits that may accrue to the Sub-Adviser through its relationship with the Red Rocks Fund, the Board noted that the Sub-Adviser may pay for portions of meetings organized by the Red Rocks Fund's distributor to educate wholesalers about the Red Rocks Fund.  The Board considered the Adviser's assertion that those meetings would not yield a profit to the Red Rocks Fund's distributor, the Sub-Adviser would not be required to participate in the meetings and recommendations to hire or fire the Sub-Adviser would not be influenced by the Sub-Adviser's willingness to participate in the meetings.

In evaluating the benefits that may accrue to the Sub-Adviser through its relationship with the Red Rocks Fund, the Board noted that the Sub-Adviser may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Red Rocks Fund's assets and may also develop additional investment advisory business with the Adviser, the Trust or other clients of the Sub-adviser as a result of its relationship with the Red Rocks Fund.

VI.            Additional Information

Ownership Of The Fund

As of August 31, 2015 [to be updated], there were issued and outstanding the following number of shares for the Red Rocks Fund:

Fund	Shares Outstanding
JNL/Red Rocks Listed Private Equity Fund	[To be updated]

As of August 31, 2015 [to be updated], the officers and Trustees of the Trust, as a group, owned less than 1% of the then outstanding shares of the Red Rocks Fund.

Because the shares of the Red Rocks Fund are sold only to Jackson, Jackson National Life Insurance Company of New York ("Jackson NY"), certain affiliated funds organized as funds-of-funds, and certain qualified retirement plans, Jackson, through its separate accounts, which hold shares of the Red Rocks Fund as funding vehicles for Variable Contracts, is the owner of record of substantially all of the shares of the Red Rocks Fund.

As of August 31, 2015 [to be updated], the following persons beneficially owned more than 5% of the shares of the Fund indicated below:

Fund	Name and Address	Percentage of Shares owned
JNL/Red Rocks Listed Private Equity Fund (Class A)

JNL/Red Rocks Listed Private Equity Fund (Class B)

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund shares owned by the relevant separate accounts.  As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund shares attributable to their Variable Contracts.  To the knowledge of management of the Trust, as of August 31, 2015 [to be updated], the following person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Fund	Name and Address	Percentage of Shares owned
JNL/Red Rocks Listed Private Equity Fund (Class A)

JNL/Red Rocks Listed Private Equity Fund (Class B)

Brokerage Commissions and Fund Transactions

During the period ended December 31, 2014, no commissions were paid by the Red Rocks Fund to any affiliated broker.

During the period ended December 31, 2014, the Red Rocks Fund paid $1,346,518 in administration fees and $1,794,303 in 12b-1 fees to the Adviser and/or its affiliated persons.  These services have continued to be provided since the Red Rocks Sub-Advisory Agreement was approved.

VII.            Other Matters

The Trust will furnish, without charge, a copy of the Trust's annual report for the fiscal year ended December 31, 2014, a copy of the Trust's semi-annual report for the period ended June 30, 2015, or a copy of the Trust's prospectus and statement of additional information to any shareholder upon request.  To obtain a copy, please call 1-800-644-4565 (Annuity and Life Service Center), 1-800-599-5651 (NY Annuity and Life Service Center), 1-800-777-7779 (for contracts purchased through a bank or financial institution) or 1-888-464-7779 (for NY contracts purchased through a bank or financial institution), or writing the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814 or by visiting www.jackson.com.

JNAM, the investment adviser to the Trust, is located at 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606.  JNAM is a wholly owned subsidiary of Jackson, which, in turn, is wholly owned by Prudential plc, a publicly traded company incorporated in the United Kingdom.  Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America.  JNAM also serves as the Trust's Administrator.  JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and a wholly owned subsidiary of Jackson.  JNLD is located at 7601 Technology Way, Denver, Colorado 80237.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held.  Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing and distribution of this Information Statement will be paid by Red Rocks.

Exhibit A

Investment Sub-Advisory Agreement Between
Jackson National Asset Management, LLC and Red Rocks Capital, LLC
dated July 31, 2015

Investment Sub-Advisory Agreement

This Agreement is effective as of the 31st day of July, 2015, by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and Red Rocks Capital LLC, a Colorado limited liability company and registered investment adviser ("Sub-Adviser").

Whereas, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

Whereas, the Adviser represents that it has entered into an Investment Advisory and Management Agreement effective as of January 31, 2001, Amended and Restated as of the 28th day of February, 2012, and further Amended and Restated as of the 1st day of December, 2012 ("Management Agreement") with the Trust; and

Whereas, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund").

Now, Therefore, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.
Appointment.  Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement.  Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.	Delivery of Documents. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

a)
the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

b)	the Trust's By-Laws and amendments thereto;

c)	resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

d)	the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

e)
the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

f)	the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of each Fund, prospectus of each Fund, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof.  The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients.  The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph.  Sales literature may be furnished to the Sub-Adviser by e-mail, first class or overnight mail, facsimile transmission equipment or hand delivery.

Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing within a reasonable time before they become effective.  Any amendments or supplements that impact the management of the Funds will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

3.
Management.  Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds.  In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds, which may be amended from time to time.  Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds.  Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program.  Sub-Adviser, solely with respect to the assets of the Funds which are under its management pursuant to this Agreement, and based on information obtained from the Funds' administrator, custodian and other service providers, shall take reasonable steps to comply with the diversification provisions of Section 851 and Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and its accompanying Regulation, Treas. Reg. Section 1.817-5, applicable to the Funds.

Adviser will not act in a manner that would result in Sub-Adviser failing to maintain the required diversification and if the failure to diversify is inadvertent, Jackson National Life Insurance Company and any of its affiliates investing in the Funds, as owner of the assets in the Funds, shall in good faith and in conjunction with Sub-Adviser follow the procedures specified in Treas. Reg. Section 1.817-5(a)(2) and Revenue Procedure 92-25 (or its successor) to request relief from the Commissioner of Internal Revenue Service, and that in such an event Adviser shall work in conjunction with Sub-Adviser in the preparation of any request for relief or closing agreement and, to the extent that Adviser is seeking indemnification under Section 11 hereof, no filings or agreements shall be made with the Commissioner of Internal Revenue Service without the prior written approval of Sub-Adviser.

The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might cause such purchase or sale to, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.

The Sub-Adviser further agrees that it:

a)	will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

b)
will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities, including but not limited to compliance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended;

c)	will comply with all foreign laws, regulations, and regulatory requirements as set forth by foreign regulatory agencies, as applicable;

d)
will report regularly to Adviser and to the Trust's Board of Trustees as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

e)
will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, (ii) quarterly reports developed for each Fund by Adviser and Sub-Adviser, and (iii) other compliance and reporting information as reasonably requested by the Adviser or the Board of Trustees from time-to-time;

f)
as a service provider to the Funds will cooperate fully with the Chief Compliance Officer of the Trust in the execution of his/her responsibilities to monitor service providers to the Funds under Rule 38a-1 under the 1940 Act, including any applicable document requests;

g)
will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Adviser may reasonably request;

h)	will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held for the account of the Funds subject to Sub-Adviser's supervision;

i)	will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and investment objectives hereunder;

j)
will treat confidentially and as proprietary information of Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, provided, however, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser;

k)	will vote proxies received in connection with securities held by the Funds consistent with its fiduciary duties hereunder; and

l)
may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trusts, including the Funds, except that such consultations are permitted between the current and successor sub-advisers of the Funds in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

The Adviser and the Sub-Adviser each further agree that:

a)
to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall comply with such requirements;

b)
Sub-Adviser shall comply with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund, and with regard to all Funds for which it serves as Sub-Adviser; and

c)	Sub-Adviser shall cooperate by assisting the Adviser in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

4.
Custody of Assets.  Sub-Adviser shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds.  In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds.  All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

5.
Brokerage.  The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates.  Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by Sub-Adviser on behalf of the Funds. Sub-Adviser will provide copies of brokerage agreements entered into by the Funds to the Adviser, if applicable. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution", which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to:  the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; the broker's execution capabilities and any research provided by the broker that aids the Sub-Adviser's investment decision-making process; and the value of the expected contribution of the broker-dealer to the investment performance of the applicable Fund on a continuing basis. Subject to such policies and procedures as the Trust's Board of Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act).  Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations.  The Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore.

6.
Expenses.  The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement.  Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services.  All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust.

7.
Books and Records.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust shall be available for inspection by the Trust and Adviser upon their reasonable request and agrees to provide the Trust with copies of any of such records upon the Trust's request.  Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions.  The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

8.
Compensation.  For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Funds in accordance with Schedule B hereto.

The Sub-Adviser represents and warrants that in no event shall the Sub-Adviser provide similar investment advisory services to any insurance company client comparable to or of similar size to the Trust who offers variable insurance products at a composite rate of compensation less than that provided for herein.

9.
Services to Others.  Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts.  Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each.  Sub-Adviser may group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account.  Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund.  Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security.  In addition, Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10.
Limitation of Liability. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance,  or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.  Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

11.
Indemnification.  Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party.

12.
Duration and Termination.  The Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the effective date of the initial Investment Sub-Advisory Agreement with regard to all Fund(s) covered by this Agreement.  Thereafter, if not terminated as to a Fund, this Agreement will continue from year to year through September 30th of each successive year following the initial two year period, for each Fund covered by this Agreement, as listed on Schedule A, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund(s), and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser.  This Agreement will immediately terminate in the event of its assignment.  (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms as in the 1940 Act.)  Section 10 and 11 herein shall survive the termination of this Agreement.

13.	Acknowledgements of Adviser. Adviser acknowledges and agrees that:

a)
If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

b)
If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

14.
Obligations of Adviser.  The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

a)	A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

b)	A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

c)	A copy of the current compliance procedures for each Fund.

The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.
15.      Confidential Treatment.  All information and advice furnished by one party to the other party (including their respective agents, employees, and representatives and the agents, employees, and representatives of any affiliates) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas, court orders, and as required in the administration and management of the Funds.  It is understood that any information or recommendation supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust.  Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Sub-Adviser, the Adviser and Trust will not disclose any list of securities held by the Fund until it is either filed with the U.S. Securities & Exchange Commission or mailed out to shareholders, which filing or mailing shall not be made sooner than 30 days after quarter end in any manner whatsoever except as expressly authorized in this Agreement, except that the top 10 holdings may be disclosed 30 days after month end.  In addition, the Adviser may disclose to certain third party data or service providers to the Fund, who have entered into a confidentiality agreement with the Adviser, a list of securities purchased or sold by the Fund during the quarter.
16.	Entire Agreement; Amendment of this Agreement. This Agreement constitutes the entire agreement between the parties with respect to the Funds. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17.	Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

a)	To Adviser:
Jackson National Life Insurance Company
1 Corporate Way
Lansing, MI 48951
Attn: Thomas J. Meyer

b)	To Sub-Adviser:
Red Rocks Capital LLC
25188 Genesee Trail Road, Suite 250
Golden, Colorado 80401
Attention:  Mark Sunderhuse

18.	Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed.  The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Funds must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

19.	Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 10th day of  July, 2015, effective July 31, 2015.

Jackson National Asset Management, LLC

By: /s/Mark D. Nerud

Name: Mark D. Nerud

Title:  President and CEO

Red Rocks Capital LLC

By: /s/Adam Goldman

Name: Adam Goldman

Title: Managing Director

Schedule A
 July 31, 2015

Funds
JNL/Red Rocks Listed Private Equity Fund

A-1

Schedule B
July 31, 2015
(Compensation)

JNL/Red Rocks Listed Private Equity Fund
Average Daily Net Assets	Annual Rate
$0 to $200 Million	0.57%
$200 to $500 Million	0.52%
Amounts over $500 Million	0.47%

B-1